UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2014

DUCOMMUN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-08174	95-0693330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23301 Wilmington Avenue, Carson, California	90745-6209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 513-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2014 Annual Meeting of Shareholders of the Company was held on May 7, 2014. At the meeting, the shareholders approved (1) the election of Richard A. Baldridge, Joseph C. Berenato and Robert D. Paulson as directors to serve for three-year terms ending in 2017, (2) an advisory resolution on named executive compensation, and (3) the ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2014. The shareholder vote on these matters was as follows:

	For	Withheld
Election of Richard A. Baldridge as director for a three-year term expiring in 2017	7,536,058	375,673

Election of Joseph C. Berenato as director for a three-year term expiring in 2017	6,862,244	1,049,487

Election of Robert D. Paulson as director for a three-year term expiring in 2017	6,928,896	982,835

	For	Against	Abstain
Advisory resolution on named executive compensation	6,870,235	748,846	292,650

	For	Against	Abstain
Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants	9,774,426	32,494	17,704

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUCOMMUN INCORPORATED
(Registrant)

Date: May 9, 2014	By:	/s/ James S. Heiser
James S. Heiser
Vice President and General Counsel